                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of Commission Only (as
/X/  Definitive Proxy Statement                           permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         PARKVALE FINANCIAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     (5) Total fee paid:

     -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------

     (2) Form, Schedule or Registration No.:
                                            ------------------------------

     (3) Filing Party:
                      ------------------------------

     (4) Date Filed:
                    ------------------------------

     PARKVALE FINANCIAL CORPORATION

--------------------------------------------------------------------------------

                                4220 WILLIAM PENN HIGHWAY, MONROEVILLE, PA 15146

                                                              September 15, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Parkvale Financial Corporation. The meeting will be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 23, 1997, at 10:00 a.m.

     At the meeting, stockholders will act on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on any other business matters properly brought before the meeting.

     It is important that your shares be represented and voted at the Annual Meeting regardless of whether you plan to attend. Please complete, sign, date and return the enclosed proxy card promptly in the envelope provided.

                                            Sincerely,

                                            /s/ ROBERT J. MCCARTHY, JR.
                                            Robert J. McCarthy, Jr.
                                            President and
                                            Chief Executive Officer

                         PARKVALE FINANCIAL CORPORATION
                           4220 WILLIAM PENN HIGHWAY
                        MONROEVILLE, PENNSYLVANIA 15146
                                 (412) 373-7200
                         ------------------------------

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON OCTOBER 23, 1997
                         ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Parkvale Financial Corporation, Monroeville, Pennsylvania (the "Corporation") will be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 23, 1997, at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two directors for a term of three years or until their successors have been elected and qualified;

     (2) To ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending June 30, 1998; and

     (3) To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of the Corporation is not aware of any matters other than those set forth above which may properly come before the meeting.

     Stockholders of the Corporation of record at the close of business on August 25, 1997 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ ERNA A. GOLOTA
                                          Erna A. Golota
                                          Secretary

Monroeville, Pennsylvania
September 15, 1997

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                         PARKVALE FINANCIAL CORPORATION
                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to holders of common stock, par value $1.00 per share ("Common Stock"), of Parkvale Financial Corporation (the "Corporation" or "PFC"), the holding company of Parkvale Savings Bank (the "Bank"), in connection with the solicitation of proxies on behalf of the Board of Directors, for use at the Annual Meeting of Stockholders to be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 23, 1997, at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is being first sent to stockholders on or about September 15, 1997.

     The proxies solicited hereby, if properly signed and returned to the Corporation, will be voted in accordance with the instructions contained therein if they are not revoked prior to their use. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED FOR THE SLATE OF DIRECTORS DESCRIBED HEREIN, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS, AND UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Corporation written notice thereof (Erna A. Golota, Secretary, Parkvale Financial Corporation, 4220 William Penn Highway, Monroeville, Pennsylvania 15146), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

     Only stockholders of record at the close of business on August 25, 1997 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,084,935 shares of common stock, par value $1.00 per share, of the Corporation issued and outstanding ("Common Stock"), and the Corporation had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote on each proposal at the Annual Meeting, with no cumulative voting for the election of directors permitted.

     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) persons or entities known to the Corporation to be the beneficial owners of 5% or more of the Corporation's Common Stock, (ii) directors of the Corporation, (iii) executive officers of the Corporation who are not directors but who are named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

The information shown is based upon filings pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and/or information furnished by the individuals or entities.

                                               NUMBER OF SHARES
                                            BENEFICIALLY OWNED AS             PERCENT OF
        NAME OF BENEFICIAL OWNER            OF AUGUST 25, 1997(1)            COMMON STOCK
-----------------------------------------   ----------------------           -------------
Parkvale Financial Corporation                  347,896 (2)                       8.52%
Employee Stock Ownership Plan
4220 William Penn Highway
Monroeville, PA 15146

Beck, Mack & Oliver LLC                         293,545 (3)                       7.19
330 Madison Avenue
New York, NY 10017

Dimensional Fund Advisors Inc.                  247,412 (4)                       6.06
1299 Ocean Avenue
Santa Monica, CA 90401

DIRECTORS:
Fred P. Burger, Jr.                              86,637 (5)(6)                    2.11
Robert J. McCarthy, Jr.                         210,802 (5)(7)(8)                 5.09
Paul A. Mooney                                   62,538 (5)(9)                    1.52
George W. Newland                                62,832 (5)(10)                   1.53
Robert D. Pfischner                              98,835 (5)(11)                   2.40
Warren R. Wenner                                 29,178 (5)(12)                   0.71

EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS:
Bruce C. Gilleylen                               61,792 (5)(7)(13)                1.51
Timothy G. Rubritz                               60,957 (5)(7)(14)                1.48
Steven A. Friedman                               47,183 (5)(7)(15)                1.15

DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
(16 persons)                                    833,363 (5)(7)                   19.26

---------

 (1) Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

 (2) Messrs. Pfischner, Newland and Mooney, directors of the Corporation, are the trustees of the Employee Stock Ownership Plan ("ESOP"). To date, 343,962 shares of the 347,896 shares have been allocated to the participants of the ESOP.

 (3) Beck, Mack & Oliver LLC is an investment adviser registered under the Investment Advisers Act of 1940 and the 293,545 shares are owned by investment advisory clients of the firm. No one of these clients owns more than 5% of said shares.

 (4) Dimensional Fund Advisors Inc. is an investment adviser registered under the Investment Advisers Act of 1940 and the 247,412 shares are held in portfolios of certain affiliated entities. Dimensional disclaims beneficial ownership of all such shares.

 (5) Includes shares that may be acquired within 60 days through exercise of stock options as follows: Mr. Burger, 19,529 shares; Mr. McCarthy, 53,921 shares; Mr. Mooney, 19,529 shares; Mr. Newland, 9,764 shares; Mr. Pfischner, 29,295 shares; Mr. Wenner, 14,529 shares; Mr. Gilleylen, 10,812 shares; Mr. Rubritz, 20,577 shares; Mr. Friedman,

     19,356 shares; and all directors and officers as a group, 242,821 shares. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the individual or group but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. Exclusive of shares which may be acquired upon the exercise of stock options, directors and officers of the Corporation as a group beneficially owned 590,542 shares or 14.46% of the issued and outstanding Common Stock.

 (6) Includes 19,502 shares held under Mr. Burger's deferred fee agreement with the Bank.

 (7) Includes shares allocated to such person or group under the ESOP as follows: Mr. McCarthy, 27,364 shares; Mr. Gilleylen, 16,678 shares; Mr. Rubritz, 16,666 shares; Mr. Friedman, 11,213 shares; and all officers as a group, 113,712 shares. Also includes shares allocated under the Supplemental Executive Benefit Plan ("SEBP") as follows: Mr. McCarthy, 5,327 shares; Mr. Gilleylen, 127 shares; Mr. Rubritz, 121 shares; and all officers as a group, 5,575 shares. (See Audit-Finance Committee Report On Executive Compensation.) Shares are deemed to be beneficially owned by such individuals or group as a result of their ability to direct the ESOP and SEBP trustees' voting of such shares allocated to their respective accounts.

 (8) Includes 74,406 shares held jointly by Mr. McCarthy and his wife, 14,646 shares held by Mr. McCarthy as custodian for his children, and 35,138 shares held under deferred fee and compensation agreements with the Bank.

 (9) Includes 34,657 shares held jointly by Mr. Mooney and his wife, 2,485 shares held jointly with his niece and 5,867 shares held under a deferred fee agreement with the Bank. Does not include shares held under the ESOP, of which Mr. Mooney is a trustee.

(10) Does not include shares held under the ESOP, of which Mr. Newland is a trustee.

(11) Includes 17,163 shares held jointly by Mr. Pfischner and his wife, 976 shares held by his wife and 15,613 shares held under a deferred fee agreement with the Bank. Also includes 6,616 shares held as a trustee for the E.T. Lippert Saw Co. Salaried Employee Defined Benefit Plan Trust. Does not include shares held under the ESOP, of which Mr. Pfischner is a trustee.

(12) Includes 8,358 shares held jointly by Mr. Wenner and his wife and 6,291 shares held under a deferred fee agreement with the Bank.

(13) Includes 26,853 shares held jointly by Mr. Gilleylen and his wife.

(14) Includes 14,788 shares held jointly by Mr. Rubritz and his wife and 3,845 shares held by Mr. Rubritz as custodian for his children.

(15) Includes 8,752 shares held jointly by Mr. Friedman and his wife, 253 shares held by his wife and 2,343 shares held by Mr. Friedman as custodian for his children.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that directors and officers of the Corporation and the Bank file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors and officers are required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon review of copies of Forms 3, 4 and 5 received by the Corporation's compliance administrator, the Corporation believes that all filing requirements applicable to its directors and officers were complied with during fiscal 1997.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Corporation and by resolution of the Corporation's Board of Directors, the Board of Directors currently consists of six members. The Board of Directors is divided into three classes, and members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. All the nominees for election at this meeting have previously served as directors of the Corporation. There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been nominated as a director. No director or executive officer is related to any other director or executive officer of either the Corporation or the Bank.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of all the nominees listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed below may not be able to serve as a director if elected. A majority of the shares of Common Stock entitled to vote, present in person or by proxy at the meeting, will constitute a quorum. The election of directors requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon, whether in person or by proxy. Votes marked as "withhold authority" on the election of directors are counted toward a quorum and have the same legal effect as a vote against the election of the nominees. All of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

                      NOMINEES FOR TERMS EXPIRING IN 2000

                                              PRINCIPAL OCCUPATION                   DIRECTOR
          NAME             AGE             DURING THE PAST FIVE YEARS                SINCE(1)
------------------------   ---    ---------------------------------------------   --------------
Robert D. Pfischner        75     Chairman of the Board; President of E.T.             1968
                                  Lippert Saw Co., a manufacturer of saw blades
                                  for industry and fabricator of armor plate,
                                  since 1973
Paul A. Mooney             87     Director; retired; previously President of PM        1968
                                  Lumber Co.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES
                            BE ELECTED AS DIRECTORS.

                     DIRECTORS WITH TERMS EXPIRING IN 1998

                                              PRINCIPAL OCCUPATION                   DIRECTOR
          NAME             AGE             DURING THE PAST FIVE YEARS                SINCE(1)
------------------------   ---    ---------------------------------------------   --------------
Robert J. McCarthy, Jr.    54     Director; President and Chief Executive              1985
                                  Officer of the Bank since December 1, 1984
                                  and of the Corporation since organization in
                                  August 1987; previously President and Chief
                                  Executive Officer of Metropolitan Federal
                                  Savings Bank, Bethesda, Maryland
George W. Newland          82     Director; retired; held honorary title of            1968
                                  Vice President of the Bank from 1968 to 1989;
                                  previously consultant with Mills Iron, Los
                                  Angeles, California, from 1980 to 1989

                     DIRECTORS WITH TERMS EXPIRING IN 1999

                                              PRINCIPAL OCCUPATION                   DIRECTOR
          NAME             AGE             DURING THE PAST FIVE YEARS                SINCE(1)
------------------------   ---    ---------------------------------------------   --------------
Fred P. Burger, Jr.        70     Director; President of Burger Agency, Inc., a        1981
                                  real estate brokerage firm and insurance
                                  agency, since 1948
Warren R. Wenner           76     Director; retired; previously a sales                1968
                                  representative for The Gage Co., a
                                  distributor of industrial tools and
                                  equipment, from 1965 to 1985

---------

(1) Includes terms as a director of the Bank prior to organization of the Corporation in 1987. All directors of the Corporation currently serve as directors of the Bank.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation holds regular meetings at least quarterly. Each member of the Board of Directors of the Corporation also serves as a director of the Bank. During the year ended June 30, 1997, the Board of Directors of the Corporation met nine times. All directors attended 100% of such meetings and the meetings of the committees of the Board on which he served. All members of the Board serve on the Nominating Committee, which met one time during fiscal 1997. The Nominating Committee will consider nominations made by stockholders if such nominations are made in accordance with Article IV, Section 3 of the Corporation's Bylaws. The Board also has other standing committees, each served by the same members of the Board and in the same capacities as those described below for similar committees of the Bank's Board. The Executive Committee, which did not meet in fiscal 1997, has the authority to exercise all of the powers of the Board between Board meetings. The joint Audit-Finance Committee of the Corporation and the Bank met four times in fiscal 1997. Directors of the Corporation do not receive any fees directly from the Corporation for serving as Board and Committee members. The Board does not have a separate compensation committee as determination of compensation is a function of the Audit-Finance Committee.

     The Board of Directors of the Bank meets regularly each month and may have additional special meetings. The Board met twelve times during fiscal 1997. The Bank has standing Executive, Audit-Finance and Site-Building Committees as described below, in addition to other committees. During fiscal 1997, attendance by the directors at Board and committee meetings averaged 96.6%. No director failed to attend fewer than 75% of the aggregate number of meetings held during the year by the Board of Directors and by all committees of the Board on which he served.

     The Executive Committee has the authority to exercise all the powers of the Board of Directors between Board meetings. Membership on the Executive Committee, which consists of three members of the Board, rotates monthly with each director, except for Messrs. Pfischner and McCarthy, serving at least one month each quarter of the year. Mr. Pfischner currently serves as Chairman of this committee. Mr. McCarthy attends but does not vote at the meetings. The Executive Committee did not meet during fiscal 1997.

     The Audit-Finance Committee reviews the Bank's budget, the scope and results of the audit performed by the Corporation's and the Bank's independent auditors, the scope and results of the examinations performed by the Office of Thrift Supervision, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation, the Bank's system of internal control, and monitors compliance with the Bank's established investment, interest rate risk, financial futures and options policies. The members of such committee must consider and act upon (1) all transactions with respect to the investment portfolio, with the exception of Federal Funds sold, in excess of $25 million, and (2) all hedging activities over $10 million and up to $25 million. In addition, the Audit-Finance Committee reviews and makes recommendations to the Board concerning compensation of officers and employees. The members of the Audit-Finance Committee, who are appointed annually, consist of Messrs. Burger, Mooney, Newland and Wenner. Messrs. Pfischner and McCarthy, as ex-officio members, attend but do not vote at the meetings. Mr. Newland currently serves as Chairman of this committee. The Audit-Finance Committee met four times during fiscal 1997.

     The Site-Building Committee inspects, evaluates and recommends to the Board proposed sites for branch offices and recommends any major repairs and/or additions to such proposed sites that may be necessary. The members of the Site-Building Committee, who are appointed annually, consist of Messrs. Burger, Mooney, Newland and Wenner. Messrs. Pfischner and McCarthy, as ex-officio members, attend but do not vote at the meetings. Mr. Wenner currently serves as Chairman of this committee. The Site-Building Committee met three times during fiscal 1997.

     Certain directors also serve as trustee/administrators of the Corporation's benefit plans as follows: 401(k) Plan, Messrs. McCarthy, Newland and Pfischner; Employee Stock Ownership Plan, Messrs. Mooney, Newland and Pfischner; and Stock Option Plans, Messrs. Burger, Mooney, Pfischner and Wenner. To date, the directors serving as trustees/administrators of such plans have not received any additional compensation for such services.

COMPENSATION OF DIRECTORS

     Board members receive an annual retainer, payable monthly, and a fee for each meeting attended. For the first six months of fiscal year 1997, the annualized retainer was $13,200 ($1,100 paid monthly) and the per meeting fee attended was $400. Effective January 1, 1997, the directors received a retainer of $1,200 monthly, based on an annualized retainer of $14,400, and $450 for each meeting attended. Mr. McCarthy does not receive the annual retainer and meeting fees. Directors, excluding Messrs. Pfischner and McCarthy, received $200 for each committee meeting attended during fiscal 1997, except for the chairmen of the Audit-Finance and Site-Building committees, who received $225 per meeting attended. In addition to the normal $225 per meeting fee for fulfilling his duties as Chairman of the Site-Building Committee, Mr. Wenner also receives $50 for inspecting and evaluating a proposed branch site and any major repairs to a branch office or site. Mr. Wenner made nine inspections/evaluations during fiscal 1997 and received a total of $450 for performing such services.

     On December 16, 1993, the Bank entered into a consulting agreement with Mr. Pfischner to serve as a consultant to the President-Chief Executive Officer, Board of Directors and executive staff of the Bank for a term of one year commencing on January 1, 1994 and continuing for one year from year to year by written agreement. The agreement was extended by written agreement under the same terms and conditions for a term of one year commencing on

January 1, 1995, 1996 and 1997. The agreement provided for a minimum base annual fee of $19,800 payable monthly, which may be increased in the future. Such fee was increased to $20,400 effective January 1, 1997. Either party may terminate the agreement by providing the other party with at least thirty days written notice before the expiration date of the agreement. Mr. Pfischner had performed consulting services to the Bank for many years without a written agreement. For services performed during fiscal 1997, Mr. Pfischner received $34,100 which included a bonus of $14,000 for outstanding services to the Bank in addition to the regular Board fees.

     Under the 1993 Directors' Stock Option Plan, each person who serves as a non-employee director immediately following the last adjournment of each Annual Meeting shall be granted as of such date a compensatory stock option to purchase shares of the Corporation's Common Stock at a price equal to the fair market value of a share of the Common Stock on that date. On the 1996 Annual Meeting date, each non-employee director received an option to purchase 2,441 shares. The fair market value on the October 24, 1996 Annual Meeting date was $24.875 per share.

     Directors may make an irrevocable election prior to the beginning of each calendar year to defer all or a portion of the annual retainer and meeting fees into a cash account and/or a PFC stock account. The cash account earns interest each year at a rate equal to the rate paid on the Bank's highest rated certificate of deposit on the first business day of each calendar year. The stock account is credited with the dividends paid on PFC stock during the year. Prior to the beginning of the year, each participant may elect to purchase PFC Common Stock with the cash in either account. Effective January 1, 1997, a third deemed investment option was added to earn the performance rate of any of the selected mutual funds offered by CIGNA to participants of the Bank's 401(k) Plan. At the end of each quarter, the account is credited with gains (or debited for losses) in accordance with the mutual fund experience reports provided by CIGNA. Participants may receive payments from their accounts on a designated date after January 1, 1998, on the attainment of an age after 65 or at termination of Board service in cash, in either a lump sum or annual installments, or receive the Common Stock.

EXECUTIVE MANAGEMENT

     The following table sets forth certain information with respect to executive officers of the Corporation and the Bank who are not directors of the Corporation. There are no arrangements or understandings between the Corporation or the Bank and any person pursuant to which such person has been appointed an executive officer. No executive officer is related to any other executive officer or director of the Corporation or the Bank by blood, marriage or adoption. Officers of the Corporation and the Bank are appointed annually by the respective Boards of Directors for one-year terms.

                                                   PRINCIPAL OCCUPATION DURING
         NAME              AGE                         THE PAST FIVE YEARS
----------------------     ---                     ---------------------------
Timothy G. Rubritz         43       Vice President-Treasurer of the Corporation since its
                                    organization in August 1987; Senior Vice President-
                                    Treasurer of the Bank since December 1989; Vice President-
                                    Treasurer from January 1986 to December 1989; joined the
                                    Bank in June 1985 as audit director; with Coopers &
                                    Lybrand from 1976 to 1985, including a general practice
                                    manager at such firm from 1982 to 1985.

                                                   PRINCIPAL OCCUPATION DURING
         NAME              AGE                         THE PAST FIVE YEARS
----------------------     ---                     ---------------------------
Bruce C. Gilleylen         51       Vice President of the Corporation since October 1995;
                                    Senior Vice President and Chief Lending Officer of the
                                    Bank since December 1989; Vice President from March 1986
                                    to December 1989; joined the Bank in January 1986; with
                                    Equibank from 1982 to 1985, including a Senior Vice
                                    President thereof from 1984 to 1985.
Steven A. Friedman         47       Vice President of the Corporation since October 1995;
                                    Senior Vice President of the Bank since December 1990;
                                    Audit-Compliance Officer of the Corporation and the Bank;
                                    Vice President from September 1986 to December 1990;
                                    joined the Bank in July 1986; with the Federal Home Loan
                                    Bank of Pittsburgh for six years serving as Vice
                                    President- Supervision, Assistant Vice President and
                                    Supervisory Analyst.
Robert J. Scuticchio       61       Senior Vice President of the Bank from December 1996 until his retirement on April 30, 1997; in charge of branch
                                    operations since 1975; Vice President prior to December
                                    1996; served in various capacities with the Bank since
                                    1970.
Gail A. Bieri              45       Vice President of the Bank since December 1992 in charge
                                    of Human Resources Department and Marketing, and Assistant
                                    Corporate Secretary since July 1990; Senior Assistant Vice
                                    President from December 1991 to December 1992; Assistant
                                    Vice President from December 1989 to December 1991; joined the Bank in August 1989 as Director of Human Resources;
                                    with Lyman Savings & Loan Association from 1976 to August
                                    1989, serving as Executive Vice President from 1987 to
                                    August 1989.
Nancy E. Kelly             48       Vice President of the Bank since December 1996; in charge
                                    of branch operations since May 1997; Senior Assistant Vice
                                    President from December 1991 to December 1996; Assistant
                                    Vice President from December 1990 to December 1991. Joined the Bank in December 1989.
Charles M. Murslack        43       Vice President of the Bank since December 1991; Assistant
                                    Vice President from June 1988 to December 1991;
                                    responsible for data processing systems; joined the Bank
                                    in January 1988; with Mellon Bank from 1975 to January
                                    1988.
Thomas R. Ondek            38       Vice President of the Bank since December 1989 in charge
                                    of Savings/Checking Department; Assistant Vice President
                                    from December 1986 to December 1989; branch manager from
                                    April to December 1985; joined the Bank in May 1984.
Robert A. Stephens         42       Vice President of the Bank in charge of Mortgage
                                    Department since December 1989; Assistant Vice President
                                    from November 1984 to December 1989; joined the Bank in
                                    August 1981 as a loan officer.

                         AUDIT-FINANCE COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     PFC's business consists primarily of the business of the Bank and its subsidiaries. The financial results of PFC are a direct function of the Bank's achievement of its goals as set forth in its long-term strategic plan. Executives are compensated for their contribution to the achievement of these goals, which benefits the stockholders, customers, employees and communities in which the Bank operates.

     PFC's Audit-Finance Committee is comprised of four outside directors of PFC, which are the same directors who make up the Bank's Audit-Finance Committee. The Audit-Finance Committees of the Bank and PFC ("Committee") jointly administer executive compensation, with all compensation currently paid by the Bank. The Committee reviews all issues pertaining to executive compensation and submits its recommendations to the full Board of Directors for approval. Mr. Robert J. McCarthy, Jr., in his capacity as a member of the Board of Directors of PFC and the Bank, abstains from any Board of Directors' vote concerning compensation affecting himself. The Committee's compensation program for executive officers currently consists of annual payments of salary and bonuses and periodic grants of options to purchase Common Stock under PFC's Stock Option Plans. Each element of the program has a different purpose. Salary and bonus payments are mainly designed to reward current and past performance. Stock option awards are designed to help attract and retain superior personnel for positions of substantial responsibility as well as to provide additional incentive to contribute to the long-term success of PFC.

     In determining the amount and form of executive compensation to be paid or awarded in fiscal 1997, the Committee considered PFC's overall performance over a period of years--and its future objectives and challenges--rather than a guideline or formula based on any particular performance measure in a single year. Within this framework, the Committee considered, among other things, the following performance factors in making its compensation decisions in fiscal 1997: return on equity; earnings per share; fair market value of the Common Stock; and the Bank's achievement of its annual goals relating to earnings, growth, net worth, asset quality, efficiency ratio and evaluation by regulators as to safety and soundness. The Committee's decisions concerning the compensation of individual executive officers during fiscal 1997 were made in the context of historical practice and competitive environment, including comparisons with compensation practices of companies of similar size and function in the financial services industry. The Committee has not addressed the adoption of a policy with respect to the issue of the deductibility of qualifying executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") because no executive has compensation subject to Section 162(m) that exceeds the $1,000,000 threshold.

     Supplemental non-qualified benefit plans are provided to executive officers as follows:

     Supplemental Executive Benefit Plan

     Effective December 31, 1994, PFC and the Bank adopted the Supplemental Benefit Plan ("SEBP") for the benefit of certain officers who are subject to the limitations imposed by Sections 401(a)(17) and 415 of the Code on the maximum amount of compensation which may be taken into consideration for the purposes of the Parkvale Financial Corporation Employee Stock Ownership Plan ("ESOP") and the maximum amount of benefits which may be allocated to an individual participant thereunder. In calendar year 1994, the maximum amount of base pay for qualified benefit plan purposes was reduced to $150,000 from $235,840 previously, depriving persons earning more than $150,000 of retirement funds otherwise available to them. The officers affected by the Code limitation in calendar year 1996 were Messrs. McCarthy, Gilleylen and Rubritz. Treasury shares of PFC Common Stock applicable to the 1996 distribution were allocated to the Trust administered by Heritage Trust Company for their benefit as follows: 1,526 shares for Mr. McCarthy, 79 shares for Mr. Gilleylen and 73 shares for Mr. Rubritz. The value of those shares, based upon the closing price of $26.00 per share on the last trading day of calendar 1996 (December 30, 1996), is included in the Summary Compensation Table.

     Executive Deferred Compensation Plan

     Due to benefit limits imposed by the Code and/or discrimination tests of highly compensated employees, the Bank adopted, effective July 1, 1994, the Parkvale Savings Bank Executive Deferred Compensation Plan ("EDCP") for certain senior officers of the Bank to compensate such individuals who participate in the 401(k) Plan for benefits lost under the Plan. The EDCP is an unfunded, non-qualified plan which provides for the accrual of matching contributions and investment returns that may not be accrued under the 401(k) Plan. Under the 401(k) Plan, participating employees may voluntarily make pre-tax contributions to their accounts up to 12% of covered annual salary. The Bank matches 50% of the employee's pre-tax contributions up to a maximum of 6% of the employee's salary for an effective Bank matching contribution of up to 3% of the employee's salary. In addition, the Bank may make a profit sharing contribution equal to a percentage of each eligible employee's covered compensation during a plan year, subject to the Bank's profitability and the discretionary approval of the Board of Directors. The historical discretionary contribution has been 2%.

BASES FOR CHIEF EXECUTIVE OFFICER AND NAMED EXECUTIVE OFFICERS COMPENSATION

     In fiscal 1997, PFC's President and Chief Executive Officer received total cash payments of $462,000 in salary and bonus (as shown in the Summary Compensation Table). The Committee notes that Mr. McCarthy's salary in fiscal 1997 was less than 3% higher than his salary in fiscal 1996, and that increased bonuses have been paid to him as PFC's overall performance continued to improve. The bonus paid to Mr. McCarthy in fiscal 1997 was the same as in fiscal 1996 and exceeded 76% of his salary for the year, as PFC achieved record levels of operating income. The other executive officers named in the Summary Compensation Table have received increased bonuses in the last five years, both on a dollar basis and as a percentage of salary. The bonuses paid to Messrs. Rubritz, Gilleylen and Friedman in fiscal 1997 exceeded 37% of their respective salaries for the year.

     The Committee considered these 1997 payments appropriate in light of PFC's earnings and inherent stockholder value. In addition, the Committee determined Mr. McCarthy's fiscal 1997 compensation based on its assessment of his ability and dedication to enhance the long-term value and financial strength of PFC by continuing to provide the leadership and vision that he has provided throughout his tenure as Chief Executive Officer. As of June 30, 1997, PFC's market value has increased by 743% on a per share basis since the Bank's conversion from the mutual to the stock form of ownership in July 1987. This performance is further highlighted on the following Five-Year Performance Graph, which compares PFC's stock performance with the stock performance of other companies as measured by broad indices.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, no member of the Audit-Finance Committee was a former or current full-time officer or employee of the Corporation or any of its subsidiaries. However, George W. Newland held an honorary title of Vice President of the Bank from 1968 to 1989.

                            AUDIT-FINANCE COMMITTEE

Fred P. Burger, Jr.           George W. Newland
Paul A. Mooney                Warren R. Wenner

PERFORMANCE GRAPH

     The following table and graph compares the yearly cumulative total return of the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Market Index and
(ii) the yearly cumulative total return on the stocks included in the Nasdaq Financial Stock Market Index as reported by the Center for Research in Securities Prices at the University of Chicago. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The per share amounts have been adjusted to reflect the 5 for 4 stock splits in October 1993, 1994, 1995 and 1996.

                           TABLE OF CUMULATIVE VALUES

                                  1992       1993       1994       1995       1996       1997
                                --------   --------   --------   --------   --------   --------
Parkvale.....................   $ 100.00   $ 172.68   $ 236.83   $ 258.22   $ 313.38   $ 437.36
Nasdaq.......................     100.00     125.76     126.97     169.48     217.59     264.61
Nasdaq Financial.............     100.00     131.42     148.36     169.62     220.78     322.98
Book Value Per Share.........      10.50      11.87      13.25      15.25      17.25      18.54
Market Value Per Share.......       6.96      11.78      15.87      16.96      20.20      27.63

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)              PARKVALE          NASDAQ         NASDAQ FINANCIAL
1992                                     100.00            100.00         100.00
1993                                     172.68            125.76         131.42
1994                                     236.83            126.97         148.36
1995                                     258.22            169.48         169.62
1996                                     313.38            217.59         220.78
1997                                     437.36            264.61         322.98

* Assumes the investment of $100 on June 30, 1992 and the reinvestment of all dividends.

 Market value on the record date, August 25, 1997, was $29.375 per share.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table sets forth a summary of certain information concerning the compensation awarded or paid for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and other executive officers of the Corporation and the Bank ("Named Executive Officers") whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                           ANNUAL COMPENSATION     COMPENSATION
   NAME AND PRINCIPAL                     ---------------------    -------------        ALL OTHER
        POSITION           FISCAL YEAR    SALARY(1)     BONUS      OPTION AWARDS    COMPENSATION(2)(3)
------------------------   -----------    ---------    --------    -------------    ------------------
Robert J. McCarthy, Jr.       1997        $262,000     $200,000          0               $ 87,787
  President and Chief         1996         256,000      200,000          0                 83,491
  Executive Officer           1995         242,500      175,000          0                 68,951

Timothy G. Rubritz            1997         120,600       45,000          0                 37,507
  Vice President-             1996         118,800       44,000          0                 36,026
  Treasurer of the            1995         115,800       40,000          0                 29,975
  Corporation and Senior
  Vice President-
  Treasurer of the Bank

Bruce C. Gilleylen            1997         122,400       46,000          0                 37,747
  Vice President of the       1996         119,400       44,000          0                 36,050
  Corporation, Senior         1995         115,800       40,000          0                 29,978
  Vice President and
  Chief Lending Officer
  of the Bank

Steven A. Friedman            1997          89,400       38,000          0                 27,430
  Vice President of the       1996          86,400       35,000          0                 25,730
  Corporation, Senior         1995          82,800       30,000          0                 21,113
  Vice President of the
  Bank and Audit-
  Compliance Officer of
  the Corporation and
  the Bank

---------

(1) Salary includes amounts deferred at the election of the executive officer through the Bank's 401(k) Plan and Executive Deferred Compensation Plan ("EDCP").

(2) Includes the Bank's contributions to the 401(k) Plan and EDCP during fiscal 1997 on behalf of Mr. McCarthy ($12,819), Mr. Rubritz ($6,018), Mr. Gilleylen ($6,095), and Mr. Friedman ($4,446).

(3) Includes the value of the Common Stock allocated to the ESOP and SEBP Trust accounts of Messrs. McCarthy ($74,968), Rubritz ($31,489), Gilleylen ($31,652) and the ESOP account of Mr. Friedman ($22,984), based upon the closing price of $26.00 per share on the allocation date, December 31, 1996.

     The column "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such officer.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
                          -----------------------------
                          NUMBER OF
                          SECURITIES      % OF TOTAL
                          UNDERLYING    OPTIONS GRANTED     EXERCISE OR                     GRANT DATE
                           OPTIONS      TO EMPLOYEES IN    BASE PRICE PER    EXPIRATION      PRESENT
         NAME              GRANTED        FISCAL YEAR          SHARE            DATE       VALUE(1)(2)
-----------------------   ----------    ---------------    --------------    ----------    ------------
Robert J. McCarthy, Jr.     18,000           21.69             $25.50        12/17/2006      $115,560
Timothy G. Rubritz           6,000            7.23              25.50        12/17/2006        38,520
Bruce C. Gilleylen           6,000            7.23              25.50        12/17/2006        38,520
Steven A. Friedman           6,000            7.23              25.50        12/17/2006        38,520

---------

(1) The estimated value shown, which was determined by application of the Black-Scholes option pricing model, was developed solely for comparative disclosure in accordance with the regulations of the Securities and Exchange Commission and does not necessarily reflect PFC's view of the appropriate value or methodology for financial reporting. Use of this model should not be viewed in any way as a forecast of the future performance of the Common Stock, volatility or dividend policy. No adjustments have been made for forfeitures or non-transferability.

(2) The estimated present value of the options is $6.42 per share and is based upon historical experience. The assumptions used in calculating the option value are as follows: Volatility of .157, calculated using monthly stock prices for the three and one half year period preceding the option award; a risk-free rate of interest of 6.41%, representing the interest rate on a United States Treasury Note with a maturity date corresponding to the expected term of the options; a dividend yield of 1.80%, the average yield for the previous three fiscal years; a stock price at date of grant of $25.50, which is equal to the exercise price; and an expected option term of six years.

                 AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning stock options exercised during fiscal year 1997 by the Named Executive Officers and the value of unexercised stock options held by each such officer at fiscal year end (June 30, 1997). The number of shares have been adjusted to reflect the 5 for 4 stock splits in October 1993, 1994, 1995 and 1996.

                                                                  NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING
                                                                 UNEXERCISED        VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS
                                                                   YEAR END          AT FISCAL YEAR END
                            SHARES ACQUIRED       VALUE          EXERCISABLE/           EXERCISABLE/
          NAME                ON EXERCISE      REALIZED(1)      UNEXERCISABLE         UNEXERCISABLE(2)
-------------------------   ---------------    -----------    ------------------    --------------------
Robert J. McCarthy, Jr.          18,945         $ 421,019         53,921/9000         $ 894,443/21,938
Timothy G. Rubritz                8,457           212,255         20,577/3000           328,888/ 7,313
Bruce C. Gilleylen                  -0-               -0-         10,812/3000            99,575/ 7,313
Steven A. Friedman                  -0-               -0-         19,356/3000           300,209/ 7,313

---------

(1) The value was determined by subtracting the exercise price from the fair market value of the Common Stock on the exercise date.

(2) The value was determined by subtracting the exercise prices from the fair market value of the Common Stock on June 30, 1997 ($27.9375 per share) and multiplying the same by the number of options.

           LONG-TERM INCENTIVE PLANS--AWARDS IN THE LAST FISCAL YEAR

     A long-term incentive plan has not been instituted for either the Corporation or the Bank.

EMPLOYMENT AGREEMENTS

     The Bank entered into a five-year employment agreement with Mr. McCarthy in April 1987 and the Corporation became a party to the agreement upon consummation of the reorganization of the Bank into the holding company form of organization in January 1989. The initial term of the agreement was extended automatically for an additional year on each anniversary date of the agreement. Effective January 1, 1997, a new five-year employment agreement was entered into by the parties to reflect the holding company formation, the Bank's charter conversion to a savings bank and change in regulators, and changes in applicable law and regulatory policies since 1987. The agreement provides for a minimum annual salary of $262,000, which may be increased from time to time in such amounts as may determined by the Boards of Directors of the Corporation and the Bank. In addition, Mr. McCarthy may receive bonus payments as determined by the Boards of Directors. Prior to the first anniversary of the effective date and each annual anniversary thereafter, the Boards of Directors shall consider all relevant factors, including Mr. McCarthy's performance, and if appropriate approve a one-year extension of the remaining term of the agreement. The term of Mr. McCarthy's agreement will be extended each year if the Boards of Directors of the Bank and the Corporation ("Parkvale") approve the extension, unless Mr. McCarthy provides at least 30 days written notice not to extend the agreement beyond its remaining term. The agreement is terminable by Parkvale for cause at any time.

     The agreement with Mr. McCarthy provides for severance payments and other benefits in the event Parkvale terminates his employment without cause or Mr. McCarthy resigns for "good reason," as defined in the agreement. Good reason includes among other things a "change in control" of Parkvale, which is defined to include any of the following: (1) any change in control required to be reported pursuant to Item 6(e) of Schedule 14A promulgated under the Exchange Act; (2) the acquisition of beneficial ownership by any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) of 10% or more of the combined voting power of the Corporation's then outstanding securities; or (3) within any period during the term of the agreement, a change in the majority of the Board of Directors for any reason without the written consent of Mr. McCarthy. In such event, Parkvale will give severance payments to Mr. McCarthy equal to 2.99 times his average annual base salary, bonus and other incentive compensation for the preceding three years, plus the continuation or payment of certain fringe benefits other than stock benefit plans. Under Mr. McCarthy's employment agreement, Mr. McCarthy could receive payments and benefits that constitute a parachute payment. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includible in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes. In such event, Parkvale has agreed to pay the 20% excess tax that would otherwise be owed by Mr. McCarthy and such additional amounts as may be necessary to reimburse Mr. McCarthy for the federal, state and local income taxes and excise taxes on such amounts.

     The agreement also precludes Mr. McCarthy from owning (excluding the ownership of 1% or less of the stock of a public corporation), managing, operating and controlling, being employed by or participating in or being in any way connected with any other business covered by federal deposit insurance which is located in the Pennsylvania counties of Allegheny, Armstrong, Butler, Beaver, Washington and Westmoreland. Such restriction shall continue throughout Mr. McCarthy's employment with Parkvale.

     The employment agreement with Mr. McCarthy, to the extent it increases the cost of any acquisition of control of the Corporation, could be deemed to have an anti-takeover effect. As a result, the agreement may discourage takeover attempts which (1) are deemed by certain stockholders to be in their best interests, (2) might be at prices in excess of the then market value of the Corporation's Common Stock, and (3) as a result, may tend to perpetuate existing management.

LOANS TO MANAGEMENT

     No executive officer applied for or was granted a loan during fiscal 1997. All loans outstanding to executive officers during fiscal 1997 were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time the loans were granted for comparable transactions with unaffiliated persons, and the loans did not involve more than the normal risk of collectability or present other unfavorable features.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors for the year ending June 30, 1998, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Corporation has been advised by Ernst & Young LLP that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                    AS INDEPENDENT AUDITORS FOR FISCAL 1998.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders to be held in October 1998, must be received at the main office of the Corporation no later than May 20, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     A copy of the Corporation's Annual Report to Stockholders for the year ended June 30, 1997 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997 AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO TIMOTHY G. RUBRITZ, TREASURER, PARKVALE FINANCIAL CORPORATION, 4220 WILLIAM PENN HIGHWAY, MONROEVILLE, PENNSYLVANIA 15146. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's Common Stock. In addition to solicitations by mail, directors, officers and employees of Parkvale may solicit proxies personally or by telephone without additional compensation. The Corporation may retain a proxy soliciting firm to assist in the solicitation of proxies. The cost of such a firm would not be expected to exceed $3,500.

                                          By Order of The Board of Directors

                                          /s/ ERNA A. GOLOTA
                                          Erna A. Golota,
                                          Secretary

September 15, 1997

                                REVOCABLE PROXY
                         PARKVALE FINANCIAL CORPORATION

[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, being a stockholder of the Corporation, hereby authorizes the Board of Directors of the Corporation as proxies with full powers of substitution to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on October 23, 1997, at 10:00 a.m. Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast if then personally present on all proposals coming before the meeting.

     This proxy may be revoked at any time before it is exercised.

                                                                     FOR ALL
1. Election of Directors:                FOR         WITHHOLD        EXCEPT
                                      [       ]      [       ]      [       ]
   NOMINEES:
   ROBERT D. PFISCHNER
   PAUL A. MOONEY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-----------------------------------------------------------------------------

                                         FOR          AGAINST        ABSTAIN
2. Appointment of Ernst & Young LLP   [       ]      [       ]      [       ]
   as the Corporation's independent
   auditors for fiscal 1998.

3. In the proxies' discretion, such other business as may properly come before the meeting.

   SHARES OF COMMON STOCK OF THE CORPORATION WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                               -------------------
Please be sure to sign and date                Date
this Proxy in the box below.
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                         PARKVALE FINANCIAL CORPORATION
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